Exhibit 99.1

Press Release

Fortress International Group Announces Date for 2006 Financial Results and Conference Call

Columbia, Md., March 8/PRNewswire - FirstCall/ -- Fortress International Group (OTC Bulletin Board: FAAC News), doing business as Total Site Solutions, a company providing comprehensive services for the planning, design and development of mission critical facilities and information infrastructure, today announced it will release financial results for the 2006 fourth quarter and full year periods, on March 14, 2007. The Company will also release summary information on Total Site Solutions, which was acquired by Fortress International Group on January 19, 2007.

The Company will conduct a conference call and webcast to discuss its financial results at 10:00 a.m. ET that same day. The call may be accessed live by dialing (800) 289-0552 5 minutes before the start of the call. A live webcast may be accessed via the Internet at:

http://www.totalsiteteam.com

The webcast and conference call will be archived after its completion and will remain available through March 28, 2007 by dialing 888/203-1112 and entering replay passcode 3454698.

ABOUT FORTRESS

Fortress was established in December 2004 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other business combination, operating businesses in the homeland security industry. On January 19, 2007, Fortress closed its acquisition of VTC, L.L.C. and Vortech, LLC.

ABOUT TOTAL SITE SOLUTIONS

VTC, L.L.C., doing business as Total Site Solutions ("TSS"), supplies industry and government with secure data centers and other mission critical facilities designed to survive terrorist attacks, natural disasters, and blackouts. TSS's comprehensive suite of services, multi-disciplinary expertise, and products provide customers a single source for critical deliverables. Headquartered in the Baltimore-Washington Corridor, with offices in San Francisco and Atlanta, TSS clients and the end users of its services include the world's most demanding organizations, including Fortune 500 firms and U.S. Government agencies. For more information, call 888-321-4TSS (4877) or visit http://totalsiteteam.com.

ABOUT VORTECH, LLC

Vortech, LLC ("Vortech") provides secure data and voice networks as well as redundant power for government and industry mission-critical facilities. A leader in structured cabling solutions, power system installations, and emergency power solutions for data center and high technology environments, Vortech also provides value-added systems and network integration services for perimeter security and access control where physical security information technology intersect. For more information, visit http://www.govortech.com.

Company Contact:	Investor Relations:
Harvey Weiss	John McNamara
Chairman of the Board	Cameron Associates
Fortress International Group	(212) 245-8800 Ext. 205
Phone: 410.312-9988 x 225	john@cameronassoc.com